UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported November 13, 2006):
                               November 14, 2006


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                               MUZAK HOLDINGS LLC
            (Exact Name of Registrants as Specified in their charter)

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            DELAWARE                     333-78571-02             04-3433730
  (State or Other Jurisdiction     (Commission File Number)   (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)


                               3318 LAKEMONT BLVD.
                               FORT MILL, SC 29708
          (Address of Principal Executive Offices, including Zip Code)

                                 (803) 396-3000
                     (Telephone Number including Area Code)

                                       N/A
          (Former Name or Former address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|  Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

         On November 14, 2006, Muzak Holdings LLC announced its consolidated financial results for the quarter ended September 30, 2006. A copy of the press release is furnished with this report as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Muzak Holdings LLC (the "Company or Muzak") announced on November 14, 2006 that Dodd Haynes shall assume the duties of Chief Financial Officer of the Company and Muzak LLC effective November 20, 2006.

Mr. Haynes, 45 years of age, was most recently Vice President of Internal Audit and Loss Prevention at Family Dollar Stores, a NYSE listed retailer headquartered in Charlotte, North Carolina where he served in such role from November 2004 until November 2006. Prior to joining Family Dollar, Mr. Haynes held various executive and managerial positions at Goodrich Corporation of Charlotte, North Carolina where he served as Vice President of Finance and Controller, Customer Service Division from January 2003 through July 2004, Director of Business Development (Mergers and Acquisitions) from December 2000 through December 2002, and Director of Accounting, Engineered Industrial Products Segment from July 1999 through November 2000. Mr. Haynes' background includes twelve (12) years of experience and increasing responsibility in public accounting with Price Waterhouse. Mr. Haynes is a Certified Public Accountant and received his undergraduate degree from The University of North Carolina at Chapel Hill and a Masters of Business Administration from Duke University.

Mr. Haynes is a party to an employment agreement with Muzak LLC, the material terms of which include the following:

     o Mr. Haynes is entitled to receive a severance equal to one (1) year's base salary, then in effect, to be payable over a twelve (12) month period upon a termination of his employment for any reason other than cause;
     o Mr. Haynes and his family are eligible to receive certain health and dental benefits during such severance period; and
     o Mr. Haynes is prohibited from soliciting employees, suppliers or clients of Muzak LLC for a period of two (2) years from the termination of his employment.

The Company further announced the resignation as of November 10, 2006 of Andrew Banks, Peni Garber, and Hilary Kaiser Grove as Directors and the election, as of the same date, of J. Travis Hain and Scott R. Poole as Directors.

Both Mr. Hain and Mr. Poole are principals at Banc of America Capital Investors, L.P. (formerly known as Bancamerica Capital Investors I, L.P., "BACI") and accepted the invitation to serve on the Board after having served as Board Observers since October of 2000 when BACI purchased preferred membership units in Muzak Holdings LLC. The rights and obligations of BACI as a holder of preferred membership units, have been previously disclosed by Muzak Holdings LLC in the Company's filings with the Securities and Exchange Commission and can be most recently reviewed in Muzak Holdings LLC's Annual Report on Form 10-K for the fiscal year ended on December 31, 2005.

BACI is an affiliate of each of Banc of America Securities, LLC and Bank of America, N.A. Muzak Holdings and its affiliates utilize Bank of America, N.A. for treasury and banking services and have incurred $0.7 million in charges and fees associated with such services over the last twelve (12) months.

The authorized number of Directors of Muzak Holdings LLC now stands at five (5). Members include Stephen P. Villa, the Company's CEO, as a Class B Director as well as four (4) Class A Directors consisting of Royce Yudkoff of ABRY Partners, Robert P. MacInnis of ABRY Partners, Mr. Hain, and Mr. Poole. Pursuant to the terms of the Company's Fourth Amended and Restated Limited Liability Company Agreement dated as of March 15, 2002, each Class A Director is entitled to three votes and each Class B Director is entitled to one vote.


Item 9.01.        Financial Statements and Exhibits

Exhibit No.       Description of Exhibit
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10.1              Muzak Employee Agreement effective as of November 20, 2006 by and between Muzak LLC and Dodd Haynes

99.1              Press Release issued by Muzak Holdings LLC dated November 14,
                  2006

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:    November 14, 2006

Muzak Holdings LLC



By:      /S/ Stephen P. Villa
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Name:    Stephen P. Villa
Title:   Chief Executive Officer